Exhibit 99.1
BankAtlantic Bancorp Reports
Financial Results for the Third Quarter 2006
     FORT LAUDERDALE, Florida — October 18, 2006 — BankAtlantic Bancorp, Inc. (NYSE: BBX) today announced financial results for the third quarter 2006. For the three-month period ending September 30, 2006, net income was $2.3 million, or $0.04 per diluted share, compared to $16.3 million, or $0.26 per diluted share, for the third quarter 2005. Year-to-date, net income was $17.2 million, or $0.27 per diluted share, compared to $60.7 million, or $0.95 per diluted share, for the nine months of 2005.
     Alan B. Levan, Chairman and Chief Executive Officer of BankAtlantic Bancorp commented, “This quarter’s performance reflects a $4.8 million loss at Ryan Beck for the quarter (or approximately $0.08 per diluted share), slower net growth in low cost deposits at BankAtlantic (although we continue to achieve increases in new accounts and balances associated with those accounts), and several other factors discussed in this release. Despite the quarter’s results, we remain committed to our banking strategy, and are pleased with the underlying growth in new account openings and growth in fee revenue at BankAtlantic. Also discussed later in this release, Ryan Beck is undertaking a review of its operations with a view toward improving its future performance.
Commentary on Business Segment Operations:
BankAtlantic:
     “For the third quarter 2006, BankAtlantic’s net income was $9.7 million, down from $19.3 million in the comparable 2005 quarter. The third quarter 2005 included a negative provision for loan losses of $3.4 million, compared to a $271,000 provision in the current quarter, contributing significantly to the earnings decline. Additionally, the current quarter reflects relatively flat net interest income and increased expenses associated with our new store expansion program and its related marketing costs, partially offset by growth in fee income.

     “Net interest income for the third quarter 2006 was $55.1 million, or $0.8 million lower than the 2005 quarter, due to lower earning assets which more than offset an improved margin. While we continue our strategy of using the growth in low cost deposits to reduce borrowings, the slowed growth in low cost deposits resulted in a modest increase in borrowings, to a level of 33.6% of deposits and borrowings, up from 33.2% in the third quarter of 2005. Our longer term plans continue to target a reduction in this ratio toward the 10-15% range. Our ability to achieve this level will depend upon both the growth in low cost deposits and growth in core earning assets.
     “The tax equivalent net interest margin improved to 4.04%, from 3.96% in the corresponding quarter of 2005, but down from 4.17% in the second quarter of 2006. (All references to net interest margin exclude loan participations sold previously recognized as secured borrowings.) Average earning assets increased approximately $210 million from the second quarter through purchases of residential loans. The spread on the purchased assets was relatively narrow, contributing to the decline in net interest margin from the second quarter to the third quarter, 2006. Additionally, overall funding costs increased, with the overall rate paid on interest bearing liabilities rising from 3.14% to 3.52% between the second and third quarters of 2006. The continued flatness of the yield curve has created a challenging environment, in which continued growth in low cost deposits will largely determine the amount of future improvement in net interest margin. With low cost deposits growing in the 15-20% range, further margin expansion is expected, but if the growth rate continues in the single digit levels we experienced this quarter, little change in the margin is likely in the near term.
     “Non-interest income for the third quarter was $33.7 million, or 31% greater than the comparable 2005 period, primarily driven by growth in deposit service charges and other fees directly associated with the number of new accounts.
     “Non-interest expense of $75.2 million was $18.5 million, or 33% greater than the corresponding quarter of 2005. The growth in expenses from the corresponding quarter of 2005 was largely the result of a $9.4 million, or 34% increase in personnel costs, and a $4.0 million, or 37% increase in occupancy and equipment expense, again reflecting our growth initiatives and store expansion strategy. Advertising expense increased $3.3 million, or 60% increase from the prior year’s corresponding quarter, reflecting our previously announced program of advertising associated with our new stores and our efforts to attract higher levels of low cost deposits.

     “Credit quality remained good in the third quarter, with the ratio of non-performing loans to total loans increasing only slightly from 0.12% at June 30, 2006 to 0.13% at September 30, 2006, and the ratio of non-performing assets to total loans plus other assets remaining stable at 0.17%. The Bank recorded a net recovery of $234,000 in the third quarter compared to a net recovery of $143,000 for the immediately preceding quarter. Year-to-date, the Bank has experienced net recoveries of $911,000. The Allowance for Loan Losses increased slightly from $42.0 million at June 30, 2006 to $42.5 million at September 30, 2006, and the ratio of the allowance to non-performing loans at quarter end was 674%.
     “BankAtlantic opened nearly 62,000 and 197,000 new low cost deposit accounts in the third quarter of 2006 and year-to-date 2006, respectively, an increase of 21% and 27% over the number of accounts opened in the corresponding 2005 periods. Balances of these new accounts have aggregated approximately $443 million year-to-date. At quarter end, “total bank” and “same store” low cost deposit balances increased 5.5% and 5.3%, respectively, compared to the third quarter 2005, an increase of $110 million in low cost deposit balances. As noted in earlier quarters, growth in balances in new low cost accounts remains very strong, but declines in legacy balances, due to higher interest rates and other factors, have negatively impacted growth in net aggregate balances. Demand deposits declined slightly to 27.5% of total deposits from 29.2% in the second quarter 2006. Year-over-year, low cost deposit balances rose to 57.3% of total deposits, up from 54.0% in the third quarter of 2005.
     “Earlier this month, BankAtlantic announced its plans to open at least four new full service stores in the greater Orlando area in 2007. The first two stores are expected to open during the first quarter, and our total expansion plan currently calls for opening more than 20 stores in the greater Orlando area over the next several years. BankAtlantic has maintained a commercial lending presence in Orlando since 2002. We have found its demographics and growth trends particularly attractive. Earlier this year, we opened a Customer Service Center (a telephone call center which serves as a backup to our main center in Fort Lauderdale), and in preparation for this new store expansion, a new sales and training center in Orlando. In addition to the announced Orlando entry, we opened three new stores in the Miami-Dade area during the third quarter.
     “Also during the quarter, BankAtlantic announced the expansion of its fleet of Automated Teller Machines (ATMs) to include the world’s largest cruise ship, Royal Caribbean

International’s “Freedom of the Seas.” BankAtlantic pioneered the concept of linking satellite communications technology with ATMs in a shipboard environment in 1995. In addition to its cruise ship-based ATM’s, BankAtlantic operates its own proprietary network of land-based ATMs throughout its footprint in Florida, including several in Native American gaming casinos, totaling collectively over 250 machines.
Ryan Beck & Co.:
     “During the third quarter of 2006, Ryan Beck & Co. recorded a net loss of $4.8 million compared to a profit of $0.4 million in the comparable quarter of 2005. The loss was largely due to continued weakness in its investment banking activities, plus the costs associated with the rapid expansion which took place in late 2005 and early 2006 in its capital markets and investment banking businesses, including in the municipal finance, equity capital markets and fixed income capital markets. During the third quarter, Ryan Beck began a review of its lines of business to determine where improvements in operating performance can be attained. While Ryan Beck remains committed to all of its core business lines, it is also committed to restoring the firm to profitability, and we anticipate that Ryan Beck will make decisions in the fourth quarter which will position it to return to profitability in 2007.
     “Private Client Group revenues at Ryan Beck were down for the quarter due to decreased customer activity. Ryan Beck opened five new Private Client Group offices in three states during the quarter. Retail brokerage activity, which involves providing wealth management services to the mass affluent market, had third quarter revenue of $33.8 million compared to $37.8 million for the third quarter of 2005. Total client assets have risen to $19.1 billion.
     “Revenue from capital markets activities was $14.6 million compared to $9.5 million for the third quarter of 2005. This increase was principally due to the growth in capital markets staff which was initiated in late 2005.
     “Investment banking activities provided third quarter revenue of $2.2 million compared to $4.1 million for the third quarter of 2005. This decrease was primarily due to decreased deal flow this quarter compared to the 2005 quarter.

BankAtlantic Bancorp:
     “As part of our on-going stock repurchase program, we repurchased 310,000 shares of our Class A Common Stock in market transactions during the third quarter. Year-to-date BankAtlantic Bancorp has purchased 560,000 shares of Class A Common Stock in market transactions. We anticipate continuing this repurchase program in the fourth quarter, and in 2007 subject to market conditions and our liquidity requirements.
     “During the third quarter, BankAtlantic Bancorp’s Board of Directors declared a cash dividend of $0.041 per share to all shareholders of record of its Class A and Class B Common Stock at the close of trading on October 3, 2006. The third quarter’s declaration marked BankAtlantic Bancorp’s 53rd consecutive quarterly dividend payment since 1993.”
Financial Highlights:
Third Quarter, 2006 Compared to Third Quarter, 2005
BankAtlantic Bancorp — consolidated:
•	Net income of $2.3 million vs. $16.3 million, a decrease of 86%

•	Diluted earnings per share of $0.04 vs. $0.26, a decrease of 85%

•	Return on average tangible equity was 2.07%

•	Book value per share was $8.60
BankAtlantic:
•	Business segment net income was $9.7 million vs. $19.3 million, a decrease of 50%

•	Nearly 62,000 new low cost deposit accounts opened, an increase of 21% over accounts opened in the corresponding 2005 quarter, with related new balances of $134 million

•	Return on average tangible assets was 0.64%

•	Return on average tangible equity was 7.71%

•	Tax equivalent net interest margin increased to 4.04% vs. 3.87%

•	Non-interest income was $33.7 million vs. $25.7 million, an increase of 31%

•	Non-interest expense grew to $75.2 million vs. $56.7 million, an increase of 33%

Ryan Beck & Co.:
•	Business segment loss was $4.8 million vs. income of $423,000

•	Return on average tangible equity was (20.75%)

•	Total operating revenues were $49.1 million vs. $54.1 million, a decrease of 9%

•	Retail brokerage revenue was $33.8 million vs. $37.8 million, a decrease of 11%

•	Capital markets revenue was $14.6 million vs. $9.5 million, an increase of 53%

•	Investment banking revenue was $2.2 million vs. $4.1 million, a decrease of 45%
Year to Date 2006 Compared to Year to Date 2005
BankAtlantic Bancorp — consolidated:
•	Net income was $17.2 million vs. $60.7 million, a decrease of 72%

•	Diluted earnings per share were $0.27 vs. $0.95, a decrease of 72%

•	Return on average tangible equity was 5.10%
BankAtlantic:
•	Business segment net income was $32.8 million vs. $54.9 million, a decrease of 40%

•	197,000 new low cost deposit accounts opened, an increase of 27% over accounts opened in the corresponding 2005 period, with related new balances of $443 million

•	Return on average tangible assets was 0.74%

•	Return on average tangible equity was 8.89%

•	Tax equivalent net interest margin increased to 4.08% vs. 3.81%

•	Non-interest income (excluding gains associated with debt redemption) was $94.2 million vs. $74.2 million, an increase of 27%

•	Non-interest expense (excluding costs associated with debt redemption and a facilities impairment charge in 2005), grew to $213.3 million vs. $161.6 million, an increase of 32%
Ryan Beck & Co.:
•	Business segment loss was $8.8 million vs. income of $16.0 million

•	Return on average tangible equity was (12.12%)

•	Total operating revenues decreased to $163.2 million vs. $199.2 million, a decrease of 18%

•	Retail brokerage revenue was $109.5 million vs. $112.3 million, a decrease of 2%

•	Capital markets revenue was $42.8 million vs. $37.3 million, an increase of 15%

•	Investment banking revenue was $8.5 million vs. $44.8 million, a decrease of 81%

BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Thursday, October 19, 2006, at 11:00 a.m. (Eastern Time).
Teleconference Call Information:
     To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 7550253.
     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Friday, November 17, 2006. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 7550253.
Webcast Information:
     Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or go directly to http://www.visualwebcaster.com/event.asp?id=35860. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Friday, November 17, 2006.

     BankAtlantic Bancorp’s third quarter, 2006 earnings results press release and financial summary, as well as the Supplemental Financials (a detailed summary of significant financial events and extensive business segment financial data), will be available on its website at: www.BankAtlanticBancorp.com.
•	To view the financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.
     Copies of BankAtlantic Bancorp’s third quarter, 2006 earnings results press release and financial summary, and the Supplemental Financials will also be made available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank”, is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores and its online banking division — BankAtlantic.com. BankAtlantic has more than 80 stores and operates approximately 250 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, including several stores open until midnight, Totally Free Online Banking & Bill Pay, 24/7 Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift.
About Ryan Beck & Co.:
Founded in 1946, Ryan Beck & Co., Inc. provides financial advice and innovative solutions to individuals, institutions and corporate clients through the activities of approximately 1,100 employees in 45 offices located in 14 states. For individual investors, the firm’s Private Client Group provides a full range of financial services, including investment consulting, retirement plans, insurance and investment advisory services. Institutional clients benefit from the market making, underwriting and distribution activities of the firm’s experienced Capital Markets Group, which encompasses equity and fixed income trading and institutional sales as well as research. Through its Investment Banking Group, Ryan Beck raises capital and provides financial advisory services to financial institutions, middle market companies and municipalities.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
www.RyanBeck.com

* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Leo Hinkley,
Senior Vice President, Investor Relations
Email: InvestorRelations@BankAtlanticBancorp.com
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: (954) 940-6383, Fax: (954) 940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: (954) 370-8999, Fax: (954) 370-8892
Email: caren@boardroompr.com
# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans, of changes in the commercial real estate market in our trade area; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on BankAtlantic’s net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets;

BankAtlantic’s seven-day banking initiatives, new store expansion program, Orlando store expansion program and other growth, marketing or advertising initiatives not resulting in continued growth of low cost deposits or producing results which justify their costs; successfully opening the anticipated number of new stores in 2006 and 2007 and achieving growth and profitability at those new stores; and the impact of periodic testing of goodwill and other intangible assets for impairment. Past performance, actual or estimated new account openings and growth rate may not be indicative of future results. Further, this press release contains forward-looking statements with respect to Ryan Beck & Co., which are subject to a number of risks and uncertainties including but not limited to the risks and uncertainties associated with its ability to implement a strategy to improve its operating results and return to profitability, changes in economic or regulatory policies, the volatility of the stock market and fixed income markets, as well as its revenue mix, the success of new lines of business, including that the expansion of its municipal finance, investment banking and capital markets areas, including the associated increased headcount, will produce results which justify the increased expenses; and additional risks and uncertainties that are subject to change and may be outside of Ryan Beck’s control. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

							For the Nine
		For The Three Months Ended					Months Ended
		9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005	9/30/2006	9/30/2005

Earnings (in thousands):
Net income (loss) (GAAP basis)		$2,338	8,122	6,712	(1,493)	16,260	17,172	60,675
Operating net income **	(note 1)	$2,338	8,084	6,704	8,507	16,260	17,126	63,084

Average Common Shares Outstanding (in thousands):
Basic		61,046	61,324	61,005	60,618	60,555	61,125	60,362
Diluted		62,412	62,820	62,761	62,898	63,193	62,664	63,176

Key Performance Ratios (GAAP basis):
Basic earnings (loss) per share		$0.04	0.13	0.11	(0.03)	0.27	0.28	1.01
Diluted earnings (loss) per share *		$0.04	0.13	0.11	(0.03)	0.26	0.27	0.95
Return on average tangible assets	(note 2)%	0.15	0.53	0.43	(0.09)	0.98	0.36	1.26
Return on average tangible equity	(note 2)%	2.07	7.21	6.06	(1.32)	15.05	5.10	19.64

Key Performance Ratios (Operating basis):
Basic earnings per share		$0.04	0.13	0.11	0.14	0.27	0.28	1.05
Diluted earnings per share *		$0.04	0.13	0.11	0.13	0.26	0.27	0.99
Return on average tangible assets	(note 2)%	0.15	0.52	0.43	0.53	0.98	0.36	1.31
Return on average tangible equity	(note 2)%	2.07	7.18	6.05	7.52	15.05	5.09	20.42

* Diluted earnings per share calculation deducts (in thousands):
Subsidiaries stock options, if dilutive		$—	—	—	(28)	(21)	—	(806)

Average Balance Sheet Data (in millions):
Assets		$6,467	6,272	6,388	6,463	6,692	6,376	6,489
Tangible assets	(note 2)	$6,383	6,188	6,304	6,378	6,607	6,292	6,403
Loans excluding certain loan participations sold	(note 3)	$4,611	4,482	4,488	4,550	4,726	4,528	4,574
Loan participations sold	(note 3)	$—	—	125	134	148	41	159
Investments		$1,317	1,258	1,259	1,263	1,322	1,278	1,290
Deposits and escrows		$3,731	3,849	3,831	3,704	3,655	3,803	3,624
Stockholders’ equity		$526	526	522	533	516	525	495
Tangible stockholders’ equity	(note 2)	$452	451	443	453	432	449	412
Notes:
(1)	Operating net income is defined as GAAP net income adjusted for gains and costs associated with debt redemptions, an impairment charge relating to BankAtlantic’s headquarter facility and a reserve for a compliance matter.

(2)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

(3)	Loan participations sold accounted for as secured borrowings.

**	Operating net income is not prepared in accordance with GAAP and this non-GAAP financial measure should not be construed as being superior to GAAP.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

(In thousands, except share data)	9/30/2006	12/31/2005	9/30/2005
ASSETS
Cash and due from banks	$134,473	167,032	140,346
Short term investments	1,481	3,229	11,802
Securities available for sale (at fair value)	663,820	674,544	702,176
Securities owned (at fair value)	186,588	180,292	120,298
Investment securities and tax certificates (approximate fair value: $401,707, $364,122 and $366,456)	398,492	364,444	366,884
Loans receivable, net of allowance for loan losses of $42,517, $41,192 and $40,695	4,622,964	4,622,234	4,664,456
Residential loans held for sale	15,251	2,538	8,680
Federal Home Loan Bank stock, at cost which approximates fair value	87,867	69,931	78,931
Accrued interest receivable	46,169	41,490	39,766
Real estate held for development and sale	24,420	21,177	24,493
Investments and advances to unconsolidated subsidiaries	13,359	12,464	12,510
Office properties and equipment, net	201,509	154,120	140,466
Deferred tax asset, net	29,602	29,615	25,591
Goodwill	76,674	76,674	76,674
Core deposit intangible asset	7,221	8,395	8,796
Due from clearing agent	13,579	—	15,650
Other assets	46,181	43,232	45,194

Total assets	$6,569,650	6,471,411	6,482,713

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$1,011,531	1,019,949	1,017,071
NOW	723,211	755,708	673,803
Savings	370,169	313,889	303,348
Money market	695,591	846,441	921,585
Certificates of deposit	874,956	816,689	777,743

Total deposits	3,675,458	3,752,676	3,693,550
Advances from FHLB	1,687,062	1,283,532	1,485,649
Securities sold under agreements to repurchase	91,512	116,026	147,966
Federal funds purchased	51,435	139,475	28,042
Secured borrowings	—	138,270	129,891
Subordinated debentures, notes and bonds payable	30,192	39,092	40,702
Junior subordinated debentures	263,266	263,266	263,266
Securities sold but not yet purchased	68,820	35,177	20,688
Due to clearing agent	40,842	24,486	—
Other liabilities	136,515	163,075	149,567

Total liabilities	6,045,102	5,955,075	5,959,321

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, $.01 par value, authorized 80,000,000 shares; issued and outstanding 56,114,600, 55,884,089 and 55,862,486 shares	562	559	559
Class B common stock, $.01 par value, authorized 45,000,000 shares; issued and outstanding 4,876,124, 4,876,124 and 4,876,124 shares	49	49	49
Additional paid-in capital	258,887	261,720	261,587
Unearned compensation — restricted stock grants	—	(936)	(1,021)
Retained earnings	271,281	261,279	265,082

Total stockholders’ equity before accumulated other comprehensive loss	530,779	522,671	526,256
Accumulated other comprehensive loss	(6,231)	(6,335)	(2,864)

Total stockholders’ equity	524,548	516,336	523,392

Total liabilities and stockholders’ equity	$6,569,650	6,471,411	6,482,713

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

							For the Nine
		For The Three Months Ended					Months Ended
(in thousands)		9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005	9/30/2006	9/30/2005

INTEREST INCOME:
Interest and fees on loans		$80,790	75,765	75,386	75,404	75,747	231,941	217,846
Interest on securities available for sale		4,483	4,314	4,305	4,379	4,741	13,102	15,294
Interest on tax exempt securities		4,183	4,506	4,229	4,027	3,963	12,918	11,332
Interest and dividends on investments and securities owned		9,516	7,743	8,191	8,777	8,478	25,450	23,346

Total interest income		98,972	92,328	92,111	92,587	92,929	283,411	267,818

INTEREST EXPENSE:
Interest on deposits		15,095	13,852	12,754	11,736	10,519	41,701	28,348
Interest on advances from FHLB		18,509	13,007	14,139	15,565	17,332	45,655	46,610
Interest on short-term borrowed funds		5,078	4,931	2,575	2,746	2,108	12,584	6,853
Interest on secured borrowings		—	—	2,401	2,862	2,637	2,401	7,282
Interest on long-term debt		7,957	7,891	7,584	6,825	6,392	23,432	18,380
Capitalized interest on real estate development		(75)	(289)	(480)	(513)	(477)	(844)	(1,366)

Total interest expense		46,564	39,392	38,973	39,221	38,511	124,929	106,107

NET INTEREST INCOME		52,408	52,936	53,138	53,366	54,418	158,482	161,711
Provision (recovery from) loan losses		271	(20)	163	(109)	(3,410)	414	(6,506)

NET INTEREST INCOME AFTER PROVISION		52,137	52,956	52,975	53,475	57,828	158,068	168,217

NON-INTEREST INCOME:
Service charges on deposits		24,008	21,274	19,099	17,808	16,415	64,381	44,148
Other service charges and fees		6,779	7,353	6,222	6,436	5,824	20,354	16,911
Broker/dealer revenue		45,205	51,381	54,562	49,831	50,368	151,148	188,969
Securities activities, net		2,243	2,830	2,541	474	181	7,614	373
Gain on sales of loans		175	200	94	221	295	469	521
Gain associated with debt redemption		—	1,092	436	—	—	1,528	—
Income (loss) from real estate operations		—	114	(1,096)	(558)	1,142	(982)	5,038
Income from unconsolidated subsidiaries		266	278	820	211	142	1,364	410
Gain (loss) on the sale of office properties and equipment, net		(3)	1,806	(28)	(16)	—	1,775	293
Other		2,740	2,676	2,272	2,315	2,137	7,688	7,714

Total non-interest income		81,413	89,004	84,922	76,722	76,504	255,339	264,377

NON-INTEREST EXPENSE:
Employee compensation and benefits		79,573	80,011	80,200	70,257	68,455	239,784	212,641
Occupancy and equipment		19,181	17,516	16,247	15,394	14,853	52,944	42,043
Impairment of office properties and equipment		—	—	—	—	—	—	3,706
Advertising and promotion		10,383	8,644	9,957	11,701	6,667	28,984	21,034
Professional fees		5,028	4,189	4,250	4,692	4,207	13,467	12,604
Communications		3,472	3,930	3,954	3,470	3,371	11,356	10,084
Floor broker and clearing fees		1,823	2,142	2,719	2,433	2,305	6,684	6,685
Costs associated with debt redemption		—	1,034	423	—	—	1,457	—
Check losses		2,855	1,875	1,246	2,627	1,434	5,976	2,549
Reserve for fines and penalties, compliance matter		—	—	—	10,000	—	—	—
Other		10,068	12,422	10,672	9,425	9,892	33,162	28,766

Total non-interest expense		132,383	131,763	129,668	129,999	111,184	393,814	340,112

Income before income taxes		1,167	10,197	8,229	198	23,148	19,593	92,482
(Benefit) provision for income taxes		(1,171)	2,075	1,517	1,691	6,888	2,421	31,807

GAAP net income (loss)		$2,338	8,122	6,712	(1,493)	16,260	17,172	60,675

Reconciliation of Operating and GAAP Net Income
GAAP net income (loss)		$2,338	8,122	6,712	(1,493)	16,260	17,172	60,675
Gain associated with debt redemption		—	(710)	(283)	—	—	(993)	—
Impairment of office properties and equipment		—	—	—	—	—	—	2,409
Costs associated with debt redemption		—	672	275	—	—	947	—
Reserve for fines and penalties, compliance matter		—	—	—	10,000	—	—	—

Operating net income	(note 1)	$2,338	8,084	6,704	8,507	16,260	17,126	63,084

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the three months ended
(in thousands except percentages and per share data)		9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005

Loans:
Residential real estate		$2,130,077	2,047,430	2,043,310	2,115,899	2,245,067
Commercial real estate excluding certain loan participations sold	(note 3)	1,498,192	1,483,299	1,561,236	1,576,131	1,643,570
Loan participations sold	(note 3)	—	—	125,293	134,080	147,633
Consumer		563,002	546,624	539,937	538,321	527,190
Lease financing		76	172	467	1,433	2,768
Commercial business		152,720	148,604	102,066	91,979	90,578
Small business		267,263	255,701	241,103	226,153	216,931

Total Loans		4,611,330	4,481,830	4,613,412	4,683,996	4,873,737
Investments — taxable		918,159	853,224	857,866	867,625	924,911
Investments — tax exempt		399,091	404,644	401,541	394,935	396,908

Total interest earning assets		5,928,580	5,739,698	5,872,819	5,946,556	6,195,556
Goodwill and core deposit intangibles		84,098	84,486	84,878	85,277	85,679
Other non-interest earning assets		454,220	448,191	430,746	431,215	411,116

Total assets		$6,466,898	6,272,375	6,388,443	6,463,048	6,692,351

Tangible assets	(note 2)	$6,382,800	6,187,889	6,303,565	6,377,771	6,606,672

Deposits:
Demand deposits		$1,043,497	1,109,005	1,065,510	1,017,467	1,000,219
Savings		367,829	364,946	331,117	309,007	303,268
NOW		727,517	764,738	760,419	692,128	666,567
Money market		733,058	765,805	829,700	887,858	904,382
Certificates of deposit		858,688	844,318	843,866	797,187	781,044

Total deposits		3,730,589	3,848,812	3,830,612	3,703,647	3,655,480
Short-term borrowed funds		374,913	396,870	239,144	276,333	251,242
FHLB advances		1,354,944	1,010,458	1,164,675	1,345,033	1,659,411
Secured borrowings	(note 3)	—	—	125,293	134,080	147,633
Long-term debt		300,549	303,052	301,529	301,655	298,887

Total borrowings		2,030,406	1,710,380	1,830,641	2,057,101	2,357,173
Other liabilities		180,093	186,741	204,693	169,156	163,581

Total liabilities		5,941,088	5,745,933	5,865,946	5,929,904	6,176,234

Stockholders’ equity		525,810	526,442	522,497	533,144	516,117

Total liabilities and stockholders’ equity		$6,466,898	6,272,375	6,388,443	6,463,048	6,692,351

Other comprehensive (loss) in stockholders’ equity		(10,270)	(8,700)	(5,350)	(4,810)	(1,612)

Tangible stockholders’ equity	(note 2)	$451,982	450,656	442,969	452,677	432,050

Period End
Total loans, net excluding certain loan participations sold		$4,638,215	4,484,764	4,412,989	4,486,502	4,543,245
Loan participations sold	(note 3)	—	—	111,754	138,270	129,891
Total assets		6,569,650	6,402,357	6,357,602	6,471,411	6,482,713
Total stockholders’ equity		524,548	520,991	521,770	516,336	523,392
Common shares outstanding		60,990,724	61,215,046	61,293,692	60,760,213	60,738,610
Cash dividends		2,506,136	2,330,675	2,334,112	2,308,888	2,308,067
Common stock cash dividends per share		0.041	0.038	0.038	0.038	0.038
Closing stock price		14.22	14.84	14.39	14.00	16.99
High stock price for the quarter		14.97	15.99	15.23	17.19	19.33
Low stock price for the quarter		12.96	13.86	12.67	13.29	15.64
Book value per share		8.60	8.51	8.51	8.50	8.62

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

						For the Nine
	For the Three Months Ended					Months Ended
(In thousands)	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005	9/30/2006	9/30/2005

Net interest income	$55,107	55,257	55,138	54,760	55,939	165,502	166,315
Provision (recovery from) loan losses	271	(20)	163	(109)	(3,410)	414	(6,506)

Net Interest income after provision for loan losses	54,836	55,277	54,975	54,869	59,349	165,088	172,821

Non-interest income
Service charges on deposits	24,008	21,274	19,099	17,808	16,415	64,381	44,148
Other service charges and fees	6,779	7,353	6,222	6,436	5,824	20,354	16,911
Securities activities, net	—	458	(1)	—	23	457	117
Gain on sales of loans	175	200	94	221	295	469	521
Gain associated with debt redemption	—	1,092	436	—	—	1,528	—
Income (loss) from real estate operations	—	114	(1,096)	(558)	1,142	(982)	5,038
Gain (loss) on the sale of office properties, net	(3)	1,806	(28)	(16)	—	1,775	293
Other non-interest income	2,752	2,663	2,282	1,944	2,019	7,697	7,196

Total non-interest income	33,711	34,960	27,008	25,835	25,718	95,679	74,224

Non-interest expense
Employee compensation and benefits	37,524	36,517	34,357	31,445	28,106	108,398	82,081
Occupancy and equipment	14,809	13,584	12,372	11,503	10,826	40,765	30,108
Impairment of office properties and equipment	—	—	—	—	—	—	3,706
Advertising	8,855	7,123	8,296	10,244	5,518	24,274	16,651
Professional fees	1,928	2,020	2,193	2,521	2,641	6,141	7,174
Costs associated with debt redemption	—	1,034	423	—	—	1,457	—
Reserve for fines and penalties, compliance matter	—	—	—	10,000	—	—	—
Other	12,098	11,906	9,742	10,076	9,631	33,746	25,582

Total non-interest expense	75,214	72,184	67,383	75,789	56,722	214,781	165,302

Income from bank operations business segment before income taxes	13,333	18,053	14,600	4,915	28,345	45,986	81,743
Provision for income taxes	3,682	5,301	4,182	4,018	9,054	13,165	26,820

Net income from bank operations business segment	$9,651	12,752	10,418	897	19,291	32,821	54,923

Reconciliation of Operating and business segment net income
Business segment income	$9,651	12,752	10,418	897	19,291	32,821	54,923
Gain associated with debt redemption	—	(710)	(283)	—	—	(993)	—
Impairment of office properties and equipment	—	—	—	—	—	—	2,409
Costs associated with debt redemption	—	672	275	—	—	947	—
Reserve for fines and penalties, compliance matter	—	—	—	10,000	—	—	—

Operating net income	$9,651	12,714	10,410	10,897	19,291	32,775	57,332

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

							For the Nine
	For the Three Months Ended						Months Ended
(in thousands except percentages
and per share data)	9/30/2006		6/30/2006	3/31/2006	12/31/2005	9/30/2005	9/30/2006	9/30/2005

Statistics:
GAAP tax equivalent:
Average earning assets		$5,669,550	5,460,276	5,591,286	5,709,807	5,967,885	5,573,990	5,958,545
Average interest bearing liabilities		$4,457,382	4,189,321	4,338,215	4,485,417	4,754,244	4,328,741	4,783,203
Average tangible assets		$6,041,302	5,827,060	5,947,154	6,053,697	6,280,162	5,938,841	6,256,418
Average tangible equity		$500,655	491,459	484,162	495,614	473,387	492,159	462,048
Borrowings to deposits and borrowings	%	33.63	29.35	26.31	31.45	33.24	33.63	33.24
Operating (2):
Average earning assets		$5,669,550	5,460,276	5,465,993	5,575,727	5,820,252	5,532,684	5,799,958
Average interest bearing liabilities		$4,457,382	4,189,321	4,212,922	4,351,337	4,606,611	4,287,435	4,624,616
Average tangible assets		$6,041,302	5,827,060	5,821,861	5,919,617	6,132,529	5,897,535	6,097,831
Average tangible equity		$500,654	491,459	484,162	495,614	473,387	492,152	462,048
GAAP tax equivalent:
Yield on earning assets	%	6.81	6.58	6.39	6.29	6.08	6.60	5.85
Cost of interest-bearing liabilities	%	3.52	3.14	3.06	2.97	2.78	3.24	2.54
Interest spread	%	3.29	3.44	3.33	3.32	3.30	3.35	3.31
Net interest margin	%	4.04	4.17	4.02	3.96	3.87	4.08	3.81
Operating tax equivalent (2):
Yield on earning assets	%	6.81	6.58	6.36	6.24	6.05	6.59	5.84
Cost of interest-bearing liabilities	%	3.52	3.14	2.92	2.80	2.64	3.20	2.42
Interest spread	%	3.29	3.44	3.44	3.44	3.41	3.39	3.42
Net interest margin	%	4.04	4.17	4.11	4.05	3.96	4.11	3.91
GAAP:
Efficiency ratio	%	84.68	80.01	82.03	94.04	69.46	82.23	68.72
Return on average tangible assets	%	0.64	0.88	0.70	0.06	1.23	0.74	1.17
Return on average tangible equity	%	7.71	10.38	8.61	0.72	16.30	8.89	15.85
Operating (1):
Efficiency ratio	%	84.68	79.83	81.95	81.63	69.46	81.68	67.18
Return on average tangible assets	%	0.64	0.87	0.72	0.74	1.26	0.74	1.25
Return on average tangible equity	%	7.71	10.35	8.60	8.79	16.30	8.88	16.54
Earning assets repricing:
Percent of earning assets that have fixed rates	%	52	52	55	54	50
Percent of earning assets that have variable rates	%	48	48	45	46	50
One year Gap	%	(4)	(2)	9	7	4
(1)	Ratios have been adjusted to exclude gains and costs associated with debt redemptions, impairment on BankAtlantic’s former corporate headquarters and a reserve for a compliance matter.

(2)	Adjusted to exclude loan participations sold accounted for as secured borrowings.

Bank Operations Business Segment
Condensed Statements of Financial Condition (Unaudited)

	As of
(In thousands)	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005

ASSETS
Loans receivable, net	$4,638,215	4,484,764	4,409,971	4,483,142	4,539,544
Loan participations sold (1)	—	—	111,754	138,270	129,891
Held to maturity securities	479,859	470,994	396,251	427,575	439,015
Available for sale securities	568,699	569,618	567,664	578,913	608,375
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	7,221	7,608	7,995	8,395	8,796
Other assets	417,982	444,923	435,976	402,546	369,994

Total assets	$6,182,465	6,048,396	6,000,100	6,109,330	6,166,104

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$1,011,531	1,119,608	1,152,365	1,019,992	1,017,866
NOW	723,211	747,437	790,225	755,708	673,803
Savings	370,169	372,212	351,839	313,889	303,348

Total low cost deposits	2,104,911	2,239,257	2,294,429	2,089,589	1,995,017
Money market	695,591	740,192	806,871	846,441	921,585
Certificate of deposits	874,956	855,561	859,470	816,689	777,743

Total deposits	3,675,458	3,835,010	3,960,770	3,752,719	3,694,345
Advances from Federal Home Loan Bank	1,687,062	1,127,065	1,085,914	1,283,532	1,485,649
Short term borrowings	144,722	428,942	179,850	261,154	187,513
Secured borrowings (1)	—	—	111,754	138,270	129,891
Long term debt	30,192	37,378	36,832	39,092	36,702
Other liabilities	78,853	65,907	72,102	89,834	79,228

Total liabilities	5,616,287	5,494,302	5,447,222	5,564,601	5,613,328
Stockholder’s equity	566,178	554,094	552,878	544,729	552,776

Total liabilities and stockholder’s equity	$6,182,465	6,048,396	6,000,100	6,109,330	6,166,104

(1)	Amount represents loan participations sold accounted for as secured borrowings.

Bank Operations Business Segment
Average Balance Sheet — Yield/Rate Analysis

	For the Three Months Ended
	September 30, 2006			September 30, 2005
(in thousands)	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate

Loans:
Residential real estate	$2,130,077	27,891	5.24%	$2,245,067	27,676	4.93%
Commercial real estate	1,498,192	32,979	8.81	1,639,530	30,839	7.52
Loan participations sold	—	—	—	147,633	2,637	7.09
Consumer	563,001	11,024	7.83	527,189	8,433	6.40
Lease financing	76	3	15.79	2,768	66	9.54
Commercial business	152,720	3,405	8.92	90,578	1,828	8.07
Small business	267,263	5,489	8.22	216,931	4,268	7.87

Total loans	4,611,329	80,791	7.01	4,869,696	75,747	6.22
Investments — tax exempt	397,436	5,806 (1)	5.84	386,097	5,617 (1)	5.82
Investments — taxable	660,785	9,993	6.05	712,092	9,348	5.25

Total interest earning assets	5,669,550	96,590	6.81%	5,967,885	90,712	6.08%

Goodwill and core deposit intangibles	77,913			79,494
Other non-interest earning assets	371,752			312,261

Total Assets	$6,119,215			$6,359,640

Deposits:
Savings	$367,829	721	0.78%	$303,268	229	0.30%
NOW	727,517	1,149	0.63	666,567	773	0.46
Money market	733,058	4,019	2.18	904,382	3,729	1.64
Certificate of deposit	858,688	9,206	4.25	781,044	5,788	2.94

Total interest bearing deposits	2,687,092	15,095	2.23	2,655,261	10,519	1.57

Short-term borrowed funds	378,063	5,117	5.37	256,492	2,151	3.33
Advances from FHLB	1,354,944	18,509	5.42	1,659,411	17,332	4.14
Secured borrowings	—	—	—	147,633	2,637	7.09
Long-term debt	37,283	805	8.57	35,447	645	7.22

Total interest bearing liabilities	4,457,382	39,526	3.52	4,754,244	33,284	2.78
Demand deposits	1,043,574			1,000,694
Non-interest bearing other liabilities	53,567			56,659

Total Liabilities	5,554,523			5,811,597
Stockholder’s equity	564,692			548,043

Total liabilities and stockholder’s equity	$6,119,215			$6,359,640

Net tax equivalent interest income/ net interest spread		$57,064	3.29%		$57,428	3.30%

Tax equivalent adjustment		(2,032)			(1,966)
Capitalized interest from real estate operations		75			477

Net interest income		55,107			55,939

Margin
Interest income/interest earning assets			6.81%			6.08%
Interest expense/interest earning assets			2.77			2.21

Net interest margin (tax equivalent)			4.04%			3.87%

Net interest margin (tax equivalent) excluding secured borrowings			4.04%			3.96%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations
Average Balance Sheet — Yield / Rate Analysis

	For the Nine Months Ended
	September 30, 2006			September 30, 2005
(in thousands)	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate

Loans:
Residential real estate	$2,073,923	79,890	5.14%	$2,198,170	80,782	4.90%
Commercial real estate	1,511,983	94,775	8.36	1,708,272	89,460	6.98
Loan participations sold	41,306	2,401	7.75	158,587	7,281	6.12
Consumer	549,939	30,676	7.44	506,902	22,376	5.89
Lease financing	237	23	12.94	4,561	365	10.67
Commercial business	135,035	8,914	8.80	90,199	5,047	7.46
Small business	254,325	15,262	8.00	206,389	11,978	7.74

Total loans	4,566,748	231,941	6.77	4,873,080	217,289	5.95
Investments — tax exempt	396,348	17,355 (1)	5.84	362,988	15,775 (1)	5.79
Investments — taxable	610,894	26,422	5.77	722,477	28,423	5.25

Total interest earning assets	5,573,990	275,718	6.60%	5,958,545	261,487	5.85%

Goodwill and core deposit intangibles	78,300			79,923
Other non-interest earning assets	364,851			297,873

Total Assets	$6,017,141			$6,336,341

Deposits:
Savings	$354,765	1,557	0.59%	$295,450	628	0.28%
NOW	750,771	3,106	0.55	672,224	2,097	0.42
Money market	775,833	11,977	2.06	910,697	9,727	1.43
Certificate of deposit	849,011	25,061	3.95	780,258	15,896	2.72

Total deposits	2,730,380	41,701	2.04	2,658,629	28,348	1.43

Short-term borrowed funds	342,413	12,760	4.98	325,670	6,955	2.86
Advances from FHLB	1,177,389	45,655	5.18	1,604,169	46,610	3.88
Secured borrowings	41,306	2,401	7.75	158,587	7,281	5.89
Long-term debt	37,253	2,469	8.86	36,148	1,823	6.74

Total interest bearing liabilities	4,328,741	104,986	3.24	4,783,203	91,017	2.54
Demand deposits	1,072,867			965,900
Non-interest bearing other liabilities	58,383			49,823

Total Liabilities	5,459,991			5,798,926
Stockholder’s equity	557,150			537,415

Total liabilities and stockholder’s equity	$6,017,141			$6,336,341

Net interest income/net interest spread		$170,732	3.35%		$170,470	3.31%

Tax equivalent adjustment		(6,074)			(5,521)
Capitalized interest from real estate operations		844			1,366

Net interest income		165,502			166,315

Margin
Interest income/interest earning assets			6.60%			5.85%
Interest expense/interest earning assets			2.52			2.04

Net interest margin			4.08%			3.81%

Net interest margin (tax equivalent) excluding secured borrowings			4.11%			3.91%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

(in thousands)	For the Three Months Ended						For the Nine Months Ended
	9/30/2006		6/30/2006	3/31/2006	12/31/2005	9/30/2005	9/30/2006	9/30/2005
Allowance for Loan Losses

Beginning balance		$42,012	41,889	41,192	40,695	43,650	41,192	46,010

Charge-offs:
Residential real estate		(111)	(60)	(68)	(8)	(191)	(239)	(445)
Commercial real estate		—	—	—	—	—	—	—
Commercial business		—	(22)	(12)	(119)	(222)	(34)	(1,019)
Consumer		(232)	(39)	(201)	(91)	(99)	(472)	(248)
Small business		(93)	(229)	(85)	(102)	(68)	(407)	(662)

Total charge-offs		(436)	(350)	(366)	(320)	(580)	(1,152)	(2,374)

Recoveries:
Residential real estate		170	—	178	9	55	348	56
Commercial real estate		10	—	9	—	—	19	—
Commercial business		54	116	111	306	355	281	816
Consumer		163	98	199	238	159	460	456
Small business		193	119	140	205	289	452	694
Other		80	160	263	168	177	503	1,543

Total recoveries		670	493	900	926	1,035	2,063	3,565

Net recoveries		234	143	534	606	455	911	1,191

Provision (recovery from) loan losses		271	(20)	163	(109)	(3,410)	414	(6,506)

Ending balance		$42,517	42,012	41,889	41,192	40,695	42,517	40,695

Annualized net recoveries to average loans	%	(0.02)	(0.01)	(0.05)	(0.05)	(0.04)	(0.04)	(0.05)

	As of
	9/30/2006		6/30/2006	3/31/2006	12/31/2005	9/30/2005
Credit Quality

Nonaccrual loans		$6,306	5,349	6,101	6,801	6,883
Nonaccrual tax certificates		760	857	685	388	385
Real estate owned		1,439	1,907	1,647	967	912
Other repossessed assets		—	—	—	—	46

Total nonperforming assets		$8,505	8,113	8,433	8,156	8,226

Nonperforming assets to total loans and other assets	%	0.17	0.17	0.18	0.17	0.17
Allowance for loan losses to total loans	%	0.91	0.93	0.94	0.91	0.89
Provision (recovery) to average loans	%	0.02	(0.00)	0.01	(0.01)	(0.29)
Allowance to nonperforming loans	%	674.23	785.42	686.59	605.68	591.24
(1) Average and total loans exclude loan participations sold financed by secured borrowings.

Ryan Beck & Co., Inc. Business Segment
Consolidated Statements of Operations and Statistics — Unaudited

							For the Nine
	For the Three Months Ended						Months Ended
(in thousands)	9/30/2006		6/30/2006	3/31/2006	12/31/2005	9/30/2005	9/30/2006	9/30/2005
Revenues
Retail brokerage		$33,778	36,209	39,490	36,093	37,831	109,477	112,286
Capital markets activities		14,583	14,489	13,747	10,346	9,534	42,819	37,263
Investment banking activities		2,238	3,384	2,917	5,242	4,065	8,539	44,800
Other		(1,538)	1,290	2,646	2,469	2,694	2,398	4,812

Total operating revenues		49,061	55,372	58,800	54,150	54,124	163,233	199,161

Expenses
Employee compensation and benefits		40,943	42,433	44,355	37,764	39,358	127,731	127,561
Occupancy and equipment		4,369	3,927	3,871	3,887	4,025	12,167	11,929
Advertising and promotion		1,479	1,326	1,567	1,333	1,072	4,372	4,085
Professional fees		2,888	1,905	1,951	2,287	1,411	6,744	4,419
Communications		3,472	3,930	3,954	3,470	3,371	11,356	10,084
Floor broker and clearing fees		1,823	2,142	2,719	2,433	2,305	6,684	6,685
Interest expense		1,436	1,514	1,621	1,130	819	4,571	2,289
Other		598	2,086	1,918	1,828	1,604	4,602	5,376

Total expenses		57,008	59,263	61,956	54,132	53,965	178,227	172,428

Income (loss) from Ryan Beck business segment — before income taxes		(7,947)	(3,891)	(3,156)	18	159	(14,994)	26,733
Provision (benefit) for income taxes		(3,105)	(1,524)	(1,591)	(654)	(264)	(6,220)	10,749

Net income (loss) from Ryan Beck business segment		$(4,842)	(2,367)	(1,565)	672	423	(8,774)	15,984

Statistics:
Average tangible assets		$236,129	238,827	231,145	220,065	208,883	235,367	189,423
Average tangible equity		93,350	97,098	99,220	99,456	99,195	96,556	91,689
GAAP return on average tangible assets	%	(8.20)	(3.96)	(2.71)	1.22	0.81	(4.97)	11.25
GAAP return on average tangible equity		(20.75)	(9.75)	(6.31)	2.70	1.71	(12.12)	23.24
Compensation as a percent of revenues		83.45	76.63	75.43	69.74	72.72	78.25	64.05
Retail brokerage to total revenues		68.85	65.39	67.16	66.65	69.90	67.07	56.38
Capital markets activities to total revenues		29.72	26.17	23.38	19.11	17.62	26.23	18.71
Investment banking revenue to total revenues		4.56	6.11	4.96	9.68	7.51	5.23	22.49
Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
ASSETS
Cash and cash equivalents	$12,153	3,799	3,396	5,366	5,388
Securities	186,588	174,657	169,570	180,292	120,298
Notes receivable — GMS	—	—	3,018	3,360	3,702
Property and equipment, net	9,935	8,307	7,629	7,573	7,503
Goodwill	6,184	6,184	6,184	6,184	6,184
Due from clearing agent	13,579	3,963	2,672	—	15,650
Other assets	41,041	41,650	37,916	37,334	37,332

Total assets	$269,480	238,560	230,385	240,109	196,057

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Securities sold not yet purchased	$68,820	39,173	41,828	35,177	20,688
Due to clearing agent	40,842	38,730	32,206	24,486	—
Other liabilities	61,760	57,899	51,465	74,100	69,695

Total liabilities	171,422	135,802	125,499	133,763	90,383

Stockholder’s equity	98,058	102,758	104,886	106,346	105,674

Total liabilities and stockholder’s equity	$269,480	238,560	230,385	240,109	196,057

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005	9/30/2006	9/30/2005
Net interest (expense)	$(5,117)	(4,798)	(4,618)	(4,583)	(4,458)	(14,533)	(12,507)
Non-Interest income
Income from unconsolidated subsidiaries	266	278	820	211	142	1,364	410
Securities activities, net	2,243	2,372	2,541	475	158	7,156	256
Other	—	—	—	514	150	—	658

Non-interest income	2,509	2,650	3,361	1,200	450	8,520	1,324

Non-interest expense
Employee compensation and benefits	1,107	1,061	1,487	1,048	991	3,655	2,999
Advertising and promotion	49	195	94	123	77	338	298
Professional fees	212	264	106	28	186	582	1,151
Other	243	297	271	153	94	811	363

Non-interest expense	1,611	1,817	1,958	1,352	1,348	5,386	4,811

Loss from parent company activities before income taxes	(4,219)	(3,965)	(3,215)	(4,735)	(5,356)	(11,399)	(15,994)
Benefit for income taxes	(1,748)	(1,702)	(1,074)	(1,673)	(1,902)	(4,524)	(5,762)

Net loss from parent company business segment	$(2,471)	(2,263)	(2,141)	(3,062)	(3,454)	(6,875)	(10,232)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
ASSETS
Cash	$2,246	8,796	4,933	7,342	12,783
Securities	101,621	99,486	112,006	104,602	103,755
Investment in subsidiaries	664,239	656,854	657,765	651,078	658,454
Investment in unconsolidated subsidiaries	11,996	11,996	11,996	12,464	12,510
Other assets	12,256	10,716	7,383	8,210	7,075

Total assets	$792,358	787,848	794,083	783,696	794,577

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$263,266	263,266	268,266	263,266	263,266
Other liabilities	4,544	3,881	4,047	4,094	7,919

Total liabilities	267,810	267,147	272,313	267,360	271,185

Stockholders’ equity	524,548	520,701	521,770	516,336	523,392

Total liabilities and stockholders’ equity	$792,358	787,848	794,083	783,696	794,577